EXHIBIT 4.3
                              KINARK CORPORATION
                      5,619,615 Shares of Common Stock
                         Offered Pursuant to Rights
                       Distributed to Stockholders of
                              Kinark Corporation

To Securities Dealers, Commercial Banks,
  Trust Companies and Other Nominees:

     This letter is being distributed to securities dealers, commercial banks, trust companies and other nominees in connection with the offering by Kinark
Corporation (the "Company") of 5,619,615 shares of common stock, par value $.10 per share (the "Common Stock"), of the Company, at a subscription price of
$2.00 per share, pursuant to nontransferable subscription rights (the "Rights") distributed to holders of record of Common Stock as of the close of business on
_________________, 1995 (the "Record Date").  The Rights are
described in the
Prospectus and Proxy Statement and evidenced by a Subscription Certificate registered in your name or the name of your nominee.

     Each beneficial owner of Common Stock registered in your name or the name of your nominee is entitled to three Rights for each two shares of Common Stock owned by such beneficial owner. No fractional Rights will be issued and no cash in lieu thereof will be paid.

     We are asking you to contact your clients for whom you hold
Common Stock
registered in your name or in the name of your nominee to obtain instructions with respect to the Rights.

     Enclosed are copies of the following documents:

     1.   The Prospectus and Proxy Statement;

     2.   Subscription Certificate(s) evidencing Rights;

     3.   The "Instructions as to Use of Kinark Corporation
Subscription
          Certificates" (including Guidelines For Certification of Taxpayer
          Identification Number on Substitute Form W-9);

     4. A form of letter which may be sent to your clients for whose accounts you hold Common Stock registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Rights;

     5.   A Notice of Guaranteed Delivery for Subscription
Certificates issued
          by Kinark Corporation;

     6.   A return envelope addressed to Mellon Securities
Transfer Services,
          the Subscription Agent;

     7.   A DTC Participant Oversubscription Form; and

     8.   Nominee Holder Certification.

     Your prompt action is requested. The Rights will expire at 5:00 PM., New
York City time, on ______________, 1995, unless extended by the Company (the
"Expiration Date").

     To exercise the Rights, properly completed and executed
Subscription
Certificates (unless the guaranteed delivery procedures are complied with) and payment in full for all Rights exercised must be delivered to the Subscription
Agent as indicated in the Prospectus and Proxy Statement prior to 5:00 PM., New
York City time, on the Expiration Date.

     Additional copies of the enclosed materials, as well as the certification needed to round up fractional shares, may be obtained from Morrow
& Co., Inc.,
the Information Agent. The Information Agent's toll-free telephone number is
(800) ___-____.

                                   Very truly yours,

                                   KINARK CORPORATION

     NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE
YOU OR ANY
OTHER PERSON AS AN AGENT OF KINARK CORPORATION OR ANY OTHER
PERSON MAKING OR
DEEMED TO BE MAKING OFFERS OF THE COMMON SHARES ISSUABLE UPON
VALID EXERCISE OF
THE RIGHTS, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY
STATEMENTS ON
BEHALF OF ANY OF THEM WITH RESPECT TO THE OFFERING EXCEPT FOR
STATEMENTS MADE
IN THE PROSPECTUS.